EXHIBIT 1


                         FORM 4 JOINT FILER INFORMATION


Name:                            Dean Holding Company

Address:                         2515 McKinney Avenue, Suite 1200,
                                 Dallas, TX 75201

Designated Filer:                Dean Foods Company

Issuer & Ticker Symbol:          TreeHouse Foods, Inc. [THS]

Statement for Month/Day/Year:    06/20/05

Signature of Reporting Person:   /s/ Lisa N. Tyson
                                 ---------------------------------------------
                                 Lisa N. Tyson, Vice President and Secretary

Name:                            DIPS Limited Partner II

Address:                         2515 McKinney Avenue, Suite 1200,
                                 Dallas, TX 75201

Designated Filer:                Dean Foods Company

Issuer & Ticker Symbol:          TreeHouse Foods, Inc. [THS]

Statement for Month/Day/Year:    06/20/05

Signature of Reporting Person:   /s/ Robert W. Eaddy
                                 ---------------------------------------------
                                 Robert W. Eaddy, Senior Vice President of
                                 The Capital Trust Company of Delaware, not in
                                 its individual capacity but solely as Trustee